CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

TO: Collaborative Financial Network Group, Inc.
(formerly eFinancial Depot.com, Inc.)

As independent certified public accountants, we hereby consent to the inclusion of our report dated June 28, 2001 appearing in the Annual Report on Form 10-KSB of Collaborative Financial Network Group, Inc. (formerly eFinancial Depot.com, Inc.) for the period ended March 31, 2001.

/s/ STEFANOU & COMPANY, LLP___
Stefanou & Company, LLP
Certified Public Accountants

McLean, Virginia
August 1, 2001